                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                             CROWN NORTHCORP., INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

    Common Stock, $.01 par value

(2) Aggregate number of securities to which transaction applies:

    12,000,000 shares

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    Value of securities based on a current book value per share of $1.142.

(4) Proposed maximum aggregate value of transaction:

    $13,704,000

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

Contact person: Stephen Brown
                1251 Dublin Road
                Columbus, OH 43215
Tel.            614-485-1576

                             CROWN NORTHCORP., INC.
                                1251 DUBLIN ROAD
                              COLUMBUS, OHIO 43215
                                       USA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September ___, 2005

Dear Stockholder:

     NOTICE IS HEREBY GIVEN, that the 2005 annual meeting (the "Annual Meeting") of stockholders of Crown NorthCorp., Inc., a Delaware corporation, will be held on October 7, 2005 at 10:00 a.m. local time, at the offices of Miller & Smith, 8401 Greensboro Drive, Suite 300, Mclean, Virginia 22102 for the following purposes:

     (i) To elect the following nominees to serve as directors for the ensuing year and until their successors are elected: Stefan Lennhammer, Ronald
          E. Roark, Gordon V. Smith, John S. Koczela, Peter Walker, and David K. Conrad.

     (ii) To approve an amendment to the Company's Restated Certificate of Incorporation to effect a 1-for-100 reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") and the repurchase of all resulting fractional shares of Common Stock;

     (iii) To approve an amendment to the Company's Restated Certificate of Incorporation to effect a 10-for-1 forward stock split of the Common Stock (the reverse stock split and the forward stock split are referred to collectively as, the "Stock Splits");

     (iv) To approve an amendment to the Company's Restated Certificate of Incorporation authorizing an additional 100,000,000 shares of Common Stock;

     (v) To approve and ratify a Merger Agreement (the "Merger Agreement") whereby the Company will acquire all of the stock of Royal Investments Corp. ("Royal"); and

     (vi) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each of these items is more fully described in the Information Statement accompanying this Notice. As a result of the Stock Splits: (a) each stockholder owning fewer than 100 shares of the Common Stock immediately before the reverse stock split will receive $0.22 in cash, without interest, for each share of Common Stock owned by such stockholder immediately prior to the reverse stock split and will no longer be a stockholder of the Company; and (b) each stockholder owning 100 or more shares of Common Stock immediately before the reverse stock splits: (1) will receive one share of Common Stock after the Stock Split in exchange for each lot of 100 shares of Common Stock held before the reverse stock split; and (2) any additional shares of Common Stock held other than in a 100 share lot will be cancelled and exchanged for $0.22 in cash per pre-reverse stock split share. Each stockholder owning one share of Common Stock after the reverse stock split will receive ten shares of Common Stock for each such share after the forward stock split.

     Only stockholders of record at the close of business on September 15, 2005 are entitled to notice of and to vote at the Annual Meeting, and at all adjournments, postponements, or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the Annual Meeting, at our offices at 1251 Dublin Road, Columbus, Ohio 43215, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

     All stockholders are cordially invited to attend the Annual Meeting in person. Because we are not soliciting proxy authorizations or consents to take the actions outlined above, this Notice and the attached Information Statement are being sent to you for informational purposes only.

                  WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT
             AND YOU ARE REQUESTED TO NOT SEND US A PROXY OR CONSENT

By Order of the Board of Directors


/s/ Ronald E. Roark
-------------------------------------
Ronald E. Roark
Vice Chairman and Chief Executive
Officer
September ___, 2005

                             CROWN NORTHCORP., INC.
                                1251 DUBLIN ROAD
                              COLUMBUS, OHIO 43215
                                       USA

                 INFORMATION STATEMENT PURSUANT TO SECTION 14 OF
                     THE SECURITIES EXCHANGE ACT OF 1934 AND
                   REGULATION 14C AND SCHEDULE 14C THEREUNDER

     This Information Statement is circulated to advise the stockholders of Crown NorthCorp., Inc., a Delaware corporation ("we," "our," "us," "Crown" or the "Company"), of actions to be considered at an annual meeting (the "Annual Meeting") of stockholders of the Company by the holders of a majority of the outstanding shares of Common Stock of the Company.

     NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, the Annual Meeting will be held 20 days after the date that this Information Statement is mailed to the stockholders.

     The actions to be considered at the Annual Meeting are as follows:

     1. To elect the following nominees to serve as directors for the ensuing year and until their successors are elected: Stefan Lennhammer, Ronald
          E. Roark, Gordon V. Smith, John S. Koczela, Peter Walker, and David K. Conrad.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a 1- for-100 reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") and the repurchase of all resulting fractional shares of Common Stock;

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a 10- for-1 forward stock split of the Common Stock (the reverse stock split and the forward stock split are referred to collectively as, the "Stock Splits");

     4. To approve an amendment to the Company's Restated Certificate of Incorporation authorizing an additional 100,000,000 shares of Common Stock; and

     5. To ratify and approve the merger of Royal Investments Corp. into the Company in exchange for 12,000,000 shares of Common Stock.

Each of the actions is discussed in more detail below.

                                   BACKGROUND

     As previously announced, in November, 2003, the Company entered into an agreement to acquire Royal Investments Corp., a Delaware corporation ("Royal"), which is wholly owned by Ronald E. Roark, Crown's Chief Executive Officer and Vice Chairman of our Board of Directors (sometimes referred to herein as the "Board"). In connection with the agreement to acquire Royal, the Company agreed to issue 12,000,000 shares of its Common Stock (following the 2003 Splits described below) to Mr. Roark. In addition, the Company announced that on

December 31, 2003, all shares of its various series of preferred stock were converted into 19,356,99 shares of Common Stock. The conversion of all the preferred stock and the issuance of shares of Common Stock to Mr. Roark in connection with the Royal acquisition would have resulted in the Company having outstanding shares of Common Stock in excess of the 30,000,000 authorized under its Restated Certificate of Incorporation. Accordingly, in conjunction with the acquisition of Royal, the Company announced its intention to do a one-for-one hundred (1 for 100) reverse stock split and ten-for-one (10 for 1) forward stock split (the "2003 Splits") effective December 31, 2003.

     The directors of the Company at that time unanimously approved the acquisition of Royal and the 2003 Splits, with Mr. Roark abstaining because of his ownership interest in Royal. Under Delaware law, however, the acquisition of Royal and the 2003 Splits required the approval of the Company's stockholders holding a majority of the outstanding shares of Common Stock. Although members of the Board held, at that time, approximately 64% of the Company's issued and outstanding shares of Common Stock prior to the conversion of the various series of preferred stock, and approximately 68% of the Company's issued and outstanding shares of Common Stock following those conversions, formal stockholder approval was not obtained at the time of the unanimous Board action. Consequently, the conversion of the final series of preferred stock (the Series II Convertible Preferred Stock), the issuance of 12,000,000 shares of Common Stock to Mr. Roark as the owner of Royal, and the subsequent issuance of shares of Common Stock to the Company's directors as compensation for services in 2004 and 2005 were not issued in accordance with Delaware law.

     Although the Company did not obtain formal stockholder approval in 2003, the Company has obtained from the Board of Directors, and expects to obtain from a majority of the stockholders at the Annual Meeting, the requisite approvals for the Stock Splits, the acquisition of Royal, and the issuance of 12,000,000 shares of Common Stock to Mr. Roark. The intention and effect of these actions is to put the Company and its stockholders in a position as close as possible to the position they would have been in on December 31, 2003 had the Company complied with all technical requirements necessary to complete the acquisition of Royal and the 2003 Splits. The Company's financial statements for all periods beginning with December 31, 2003 have been prepared as if the 2003 Splits had occurred, and all reported results reflect the Stock Splits. Consequently, there will be no adjustments to the Company's financial statements to reflect the approval of the Stock Splits.

     We will be considering these actions in conjunction with our Annual Meeting, where we will also be voting on nominees to the Company's Board of Directors. Management, the members of the Board, and their affiliates collectively own greater than 50% of the Company's outstanding Common Stock and will vote such shares in favor of each of the actions to be taken at the Annual Meeting. Accordingly, we are not soliciting proxy authorizations or consents to take any of such actions.

     At this time we are also proposing to amend our Restated Certificate of Incorporation to authorize an additional 100,000,000 shares of Common Stock. We believe the additional shares of authorized Common Stock will allow us greater flexibility going forward to structure possible future financing, take advantage of future business opportunities such as acquisitions, and meet corporate needs as they arise.

                        SUMMARY TERM SHEET FOR THE MERGER

     This Summary Term Sheet highlights important selected information contained in this Information Statement relating to the Merger of Royal with and into the Company. This Summary Term Sheet does not contain all of the information that may be important to the Company's stockholders. To more fully understand the proposed Merger, you should read carefully this entire Information Statement, including the Merger Agreement attached hereto as Exhibit A.

     - Royal is an affiliated entity to the Company whose sole stockholder is the Company's Vice Chairman and Chief Executive Officer.

     - Pursuant to the terms of the Merger Agreement dated as of December 31, 2003 (the "2003 Merger Agreement"), Royal agreed to merge into the Company with the Company as the surviving entity.

     - In exchange for all of the issued and outstanding stock of Royal, the Company agreed to issue to Mr. Roark 12,000,000 shares of Common Stock on a post-Stock Splits basis. The approximately 1,125,803 shares of Common Stock of the Company held by Royal will become treasury stock of Crown.

     - To accommodate the issuance of Common Stock to Mr. Roark and other transactions described herein, the Merger Agreement contemplated that the 2003 Splits would be effected in conjunction with the Merger.

     - Although the Merger Agreement was dated effective December 31, 2003, the Company is formally obtaining stockholder approval at the Annual Meeting in order to meet the technical requirements of Delaware General Corporation Law.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The record date for determination of the security holders entitled to vote or give consent is September 15, 2005 (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting. The consent of the holders of a majority of the shares of Common Stock entitled to vote upon the matter is required for approval of each of the actions set forth in this Information Statement.

     Currently, our only class of securities entitled to vote on the matters to be acted upon is our Common Stock, of which the total amount presently outstanding is 28,501,158 shares, each share being entitled to one vote. As of the Record Date, management and its affiliates ("Principal Stockholders") collectively own greater than 50% of the Company's outstanding Common Stock and will vote such Common Stock in favor of each of the actions to be considered at the Annual Meeting. No other votes are required or necessary. Since the Common Stock owned by the Principal Stockholders constitutes a majority of the Company's outstanding Common Stock, the Board determined not to solicit proxies. Any stockholder of record on the Record Date is entitled to attend the meeting and vote their shares personally or through such stockholder's own legally constituted proxy.

APPROXIMATE DATE OF MAILING: September ___, 2005.

     Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively have been filed with the SEC and may be viewed on the SEC's Web site at HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR, AND SIMPLY TYPING IN "Crown NorthCorp." in the Edgar Archives. We are presently "current" in the filing of all reports required to be filed by us.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to matters described in this Information Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB for the year ended December 31, 2004 and our Quarterly Reports on Forms 10-QSB for the first two quarters of fiscal year 2005. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                            MATTERS TO BE ACTED UPON

1.   ELECTION OF DIRECTORS.

     A board of six (6) directors is to be elected at the Annual Meeting. The six (6) nominees for director who receive the highest number of affirmative votes of the shares of Common Stock voting shall be elected as directors. Our Restated Certificate of Incorporation and Bylaws provide that the number of directors shall be not less than one and not more than nine, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at six (6). Each of the directors elected at the Annual Meeting will serve until the 2006 Annual Meeting of Stockholders and until the election and qualification of his successor or until his earlier resignation or removal. Following the recommendation of our Nominating Committee, the Board of Directors has nominated Stefan Lennhammer, Ronald E. Roark, Gordon V. Smith, John S. Koczela, Peter Walker, and David K. Conrad for election at the Annual Meeting.

     The following table sets forth each of the nominees and our executive officers, their ages, their principal positions and, where applicable, the year in which each became a director. Each of the nominees was recommended for election by the Board, and the Principal Stockholders will be voting in favor of election of each of the nominees to the Board at the Annual Meeting.

NAME OF NOMINEE     AGE   POSITIONS                    DIRECTOR SINCE:
---------------     ---   ---------                    ---------------
Stefan Lennhammer    42   Chairman of the Board        2005
Ronald E. Roark      55   Vice Chairman, CEO, and      1994
                          Director
Gordon V. Smith      72   Director                     1996
John S. Koczela      53   Director                     2005
Peter Walker         41   Director and Managing        2005
                          Director, United Kingdom
David K. Conrad      49   Director                     2000
Clarence Dixon       44   Managing Director,           N/A
                          Continental Europe
David Scrivener      43   Assistant Secretary and      N/A
                          Controller
Rick Lewis           51   Vice President, Treasurer,   N/A
                          and CFO
Stephen W. Brown     54   Secretary and Corporate      N/A
                          Counsel

STEFAN LENNHAMMER became Chairman of the Board on January 1, 2005. Since April 2004, he has served as Managing Director of REEDA Management AB. From 1997 to 2004, he served as Group Chief Executive Officer of Catella Property AB and as a director of that firm. Since January 5, 2005, Mr. Lennhammer has also served as a member of the board of Newsec Radgivning, a Swedish real estate advisory company.

RONALD E. ROARK has served as Vice Chairman and Chief Executive Officer of the Company and all subsidiaries since January 1, 2005. He also served as Chairman of the Company and all subsidiaries from August 4, 1994 through December 31, 2004 and has served as the Chief Executive Officer of the Company and all subsidiaries since September 1, 2000. He served as President of Royal Investments Corp. prior to its merger into Crown and as Managing Member of Tucker Holding Company, Ltd. from 1995 prior to its merger into Royal. Since 1979, he has been President of Brookville Associates, Inc.

GORDON V. SMITH has served as a director since October 1, 1996. He has been Chairman of the Board of Miller and Smith Holding, Inc. since 1964. From 1996 to 2000, he served as Chairman of Bank Plus. He has been a director of OMB Bank of the Philippines since 2001 and was appointed as a director of Bluepoint Energy, Inc. in February of 2005.

JOHN S. KOCZELA has served as a director of Crown since January 1, 2005, when he was appointed by the Board pursuant to our Bylaws to fill a vacancy, and as a director of its European subsidiaries since 2000. From 1996 through 2001, he served as Executive Vice President and Managing Director of European operations for Crown. He has also served as President of Falcon Management Group, Inc. since 1989.

PETER WALKER has served as a director of Crown since January 1, 2005, when he was appointed by the Board pursuant to our Bylaws to fill a vacancy. He became Finance Director of Royal's subsidiary, Crown NorthCorp Limited, a corporation under the laws of the United Kingdom ("CNL"), in March 1999 and Managing Director, United Kingdom in November 2004. Prior to his service with the Company, he served in the Corporate Recovery Department of Ernst & Young.

DAVID K. CONRAD has served as a director since January 5, 2000. Mr. Conrad is a partner in the law firm of Bricker & Eckler LLP and has been affiliated with that firm since 1980. The firm provides some legal services to the Company and received $59,811.69 in legal fees from the Company during the fiscal year ending December 31, 2004.

CLARENCE DIXON has served as Managing Director, Continental Europe, since August 2004. Prior to joining Crown, he served as Executive Vice-President of Aareal Bank.

DAVID SCRIVENER has managed corporate and client reporting functions for CNL for approximately twenty years and, since September 1999, has served as finance manager. He became Crown's Assistant Secretary and Controller in November 2004.

RICK LEWIS has served as the company's Treasurer and Chief Financial Officer since September 1, 2000 and as Vice President since February 22, 2000. Since 1994, he has administered our U.S. loan servicing operations.

STEPHEN W. BROWN has served as our Secretary since September 13, 1994 and as Corporate Counsel since August 1996. Since March 1992, he has served Crown in various asset management capacities, and as a legal counsel.

     COMMITTEES

     The Board has a separately designated standing Audit Committee that is responsible for the appointment, compensation, and oversight of the work of our independent auditors, the annual audit of our financial statements, and our accounting practices and policies. The members of the Audit Committee during the fiscal year ended December 31, 2004 were Mr. Conrad and Mr. Smith. Mr. Koczela joined the Audit Committee on January 1, 2005. The Board has determined that each member of the Audit Committee is independent within the meaning of Nasdaq Rule 4200(15). The Board has determined that Mr. Smith, an independent director, serves as the Audit Committee financial expert. The Audit Committee met on two occasions during the fiscal year ended December 31, 2004.

     The Board has a Compensation and Employee Benefit Plans Committee, the function of which is to make recommendations to the Board as to the salaries and bonuses of our officers as well as the terms and conditions of various benefit plans. The current members of the Compensation and Employee Benefit Plans Committee are Mr. Smith (Chairman), Mr. Conrad, and Mr. Koczela. The Compensation and Employee Benefit Plans Committee met on one occasion during the fiscal year ended December 31, 2004.

     In 2005, the Board formed a Nominating Committee consisting of Mr. Lennhammer (Chairman) and Mr. Koczela. Prior to that time, the Board had determined that it was appropriate for it not to have a separately designated standing nominating committee. The Nominating Committee recommends candidates to fill vacancies on the Board, recommends to the Board the slate of director nominees to be considered at annual meetings of stockholders, and considers such other matters as may be referred to it by the Board of Directors. The Board has determined that each member of the Nominating Committee, other than Mr. Lennhammer, is "independent" within the meaning of Nasdaq Rule 4200(15). The Company does not have a policy or written charter governing the consideration of any director candidates recommended by security holders.

     MEETINGS OF THE BOARD.

     During the fiscal year ended December 31, 2004, our Board held two meetings. During that period, no director attended fewer than 75% of the aggregate of: (a) the total number of meetings of the Board; or (b) the total number of meetings of any committee of the Board on which he served.

     REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has: (a) reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management; (b) discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards 61; (c) received the written disclosures and the letter from our independent auditors required by Independence Standards Board; and (d) reviewed such other matters as the Audit Committee deemed relevant and appropriate, Based on the foregoing, the Audit Committee recommended to our Board that our audited financial statements as of and for the fiscal year ended December 31, 2004 be included in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004 for filing with the SEC.

     Primarily because, at this time, the Common Stock is not listed on an exchange, the Audit Committee has not adopted a written charter. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. Each member of the Audit Committee has been deemed by the Board to be "independent" within the meaning of Nasdaq Rule 4200(15).

     David K. Conrad
     Gordon V. Smith
     John S. Koczela

     COMMUNICATIONS BETWEEN STOCKHOLDERS AND DIRECTORS.

     Stockholders may communicate with the Board of Directors, including the management directors, by sending a letter to Crown NorthCorp, Inc., Attn: Board of Directors to our offices at 1251 Dublin Road, Columbus, Ohio 43215. Stockholders may also send communications to the Board via e-mail sent to inquiries@crownnorthcorp.com. All communications directed to the Board will be transmitted promptly to all of the directors without any editing or screening.

     DIRECTOR ATTENDANCE AT ANNUAL MEETINGS.

     Although we do not have a formal attendance policy, each of our directors is encouraged to attend our annual meetings of stockholders.

     TRANSACTIONS WITH MANAGEMENT

     As discussed further below, pursuant to the 2003 Merger Agreement, the Company acquired all of the issued and outstanding stock of Royal, of which Mr. Roark was the sole shareholder. In exchange for all of the issued and outstanding stock of Royal, Mr. Roark was supposed to receive 12,000,000 shares of Common Stock, post-Stock Splits. We will be obtaining formal stockholder approval of the 2003 Merger Agreement and the Merger at the Annual Meeting.

     In conjunction with his election as Chairman of the Board effective January 1, 2005, the Company and Mr. Lennhammer have entered into a retainer agreement calling for him to receive quarterly compensation of 2,500 Euros (approximately $3,200) during 2005 for his service as Chairman. Effective September 1, 2004, we entered into an advisory services agreement with REEDA Management AB, of which Mr. Lennhammer is Managing Director, for a term expiring December 31, 2005. Under this agreement REEDA received a monthly fee of 17,500 Euros through December 31, 2004 and will receive a quarterly fee of 50,000 Euros (approximately $65,000) through the expiration of the agreement.

     In 2003, our management asked Grace Jenkins, a member of our Board for the fiscal year ended December 31, 2004, to perform certain tasks, including overseeing of an upgrade of our computer system and assisting in dealings with Midland Loan Services. During 2004 and 2003, we paid Ms. Jenkins $120,000 and $70,000, respectively.

     Since January 2001, we have performed asset management activities for parties holding ownership interests in several multifamily projects that receive subsidies from the U.S. Department of Housing and Urban Development. Mr. Roark, or an affiliate of his, has partnership interests in substantially all of the projects for which we presently performs services. The rates and fees the Company charges for its services are in accordance with HUD's guidelines and regulations where applicable. Unregulated rates and fees are at market levels.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     During the fiscal year ended December 31, 2004, all directors, officers and beneficial owners of more than ten percent of the Common Stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

2. THE CERTIFICATES OF AMENDMENT TO EFFECT THE STOCK SPLITS AND THE INCREASE IN THE AUTHORIZED NUMBER OF COMMON STOCK.

     After they have been authorized and approved by the stockholders at the Annual Meeting, the Company will file Certificates of Amendment to its Restated Certificate of Incorporation (the "Certificates of Amendment," copies of which are attached hereto as Exhibit B and Exhibit C, respectively) effecting the following corporate actions:

     STOCK SPLITS

     The Stock Splits will consist of the following steps:

     - On the date (the "Effective Date") that the Delaware Secretary of State accepts for filing the first Certificate of Amendment to our Restated Certificate of Incorporation, a 1-for-100 reverse stock split of the shares of Common Stock will occur, as a result of which:

          - Each holder of less than 100 shares of Common Stock immediately before the reverse stock split will receive from the Company cash in the amount of $0.22, without interest, for each share of Common Stock held immediately before the reverse stock split and will no longer be a stockholder of the Company; and

          - Each holder of 100 or more shares of Common Stock immediately prior to the reverse stock split will receive one whole share of Common Stock for each lot of 100 shares of Common Stock held by the stockholder immediately before the reverse stock split and will receive cash from the Company in the amount of $0.22 for each share of Common Stock held immediately before the reverse stock split and not converted into one whole share.

     - After completion of the reverse stock split, the Company will effect a 10-for-1 forward stock split of the shares of Common Stock remaining outstanding after the reverse stock split by filing another Certificate of Amendment. Each holder of 100 or more shares of Common Stock immediately before the reverse stock split will participate in the forward stock split, which will result in such holder holding a number of shares of Common Stock equal to the number of whole shares of Common Stock remaining outstanding after the reverse stock split multiplied by ten.

     - If you hold shares of Common Stock in "street name" through a nominee (such as a broker or a bank) the effect of the Stock Splits on your shares of Common Stock may be different than for record holders. We intend for the Stock Splits to affect "street name" stockholders the same as those holding Stock in a record account, and nominees will be asked to effect the Stock Splits for their beneficial owners. However, your nominee may choose not to effect the Stock Splits on your street name shares, and your nominee may have different procedures that you must follow. Stockholders holding shares of Common Stock in street name should contact their nominee to determine how the Stock Splits will affect them.

     - In conjunction with the forward stock split, we will amend our Restated Certificate of Incorporation to authorize an additional 100,000,000 shares of Common Stock. This will result in a total of 130,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of preferred stock under our Restated Certificate of Incorporation, as amended.

     Commencing on the Effective Date, each Common Stock certificate would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of the Company's Common Stock resulting from the Stock Splits. As soon as practicable after the Effective Date, stockholders will be instructed as to how and when to surrender their certificates of Common Stock.

     YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR EXCHANGE AGENT.

     FRACTIONAL SHARES

     We do not intend to issue fractional shares of Common Stock in connection with the reverse stock split. Stockholders that otherwise would be entitled to receive fractional shares of Common Stock because the number of shares of the Company's Common Stock they hold is not evenly divisible by the reverse split ratio (1:100) will receive cash equal to $0.22 per pre-reverse split share of Common Stock (the "Per Share Price").

     The Company's Board has established the Per Share Price based on, among other things, an extended review and analysis of: (a) the book value of the Company at the time originally acted on the 2003 Splits; (b) the reported financial results of the Company from and after December 31, 2003; and (c) the amount of time between the Board approval of the 2003 Stock Splits and their actual implementation. We believes this Per Share Price is fair and in the best interests of the Company's stockholders because: (1) the Common Stock is not actively traded and the Per Share Price represents a substantial premium over the prices of any reported trades before, during or after the times of the 2003 Splits; and (2) the Stock Splits allow stockholders to realize this substantial premium without incurring brokerage commissions or other costs associated with sales of stock.

     ADVANTAGES OF THE STOCK SPLITS

     The Company believes that the Stock Splits are in the best interest of the Company because they reduce the number of stockholders of the Company and provide liquidity to the Company's smallest stockholders. The reverse stock split will reduce the number of issued shares of Common Stock based on a ratio of one hundred issued and outstanding shares for one post-reverse split share of the Common Stock. The total number of shares held by each stockholder will be reclassified automatically into the number of shares equal to the number held immediately before the reverse stock split divided by one hundred. Fractional shares will not be issued but will be redeemed for $0.22 per share. The subsequent forward split will increase the number of shares after the forward stock split based on ten shares of Common Stock for each share owned after the reverse split.

     Additionally, the Stock Splits, together with the additional authorized Common Stock, will make available a substantial number of additional authorized, but unissued shares of Common Stock, which will provide Common Stock for the conversion of the Series II Preferred, the issuance of the 12,000,000 shares of Common Stock in connection with the Royal acquisition, and payments to directors for 2004 and 2005, and will also give the Company increased flexibility in structuring possible future financings, taking advantage of future business opportunities such as acquisitions, and meeting corporate needs as they arise, all without authorizing an increase in authorized capital.

     Finally, the Stock Splits will eliminate a significant amount of time, effort, and expenses previously allocated towards servicing our smaller stockholders. By completing the Stock Splits, we expect to realize, recurring annual cost savings of approximately $25,000, consisting of direct costs previously incurred by the Company on such servicing and management activities, and we also expect completion of the Stock Splits to allow management to devote more time and effort to operational and other matters.

     INCREASE IN THE NUMBER OF AUTHORIZED STOCK.

     Upon filing of the Certificates of Amendment, the number of authorized shares of Common Stock will be increased from 30,000,000 to 130,000,000.

     The Board approved the increase in our authorized Common Stock following a determination that our current capitalization structure was insufficient to raise additional working capital through the sale of our Common Stock or preferred stock. The Board also determined that financial and operational expense of obtaining stockholder approval needed to authorize the additional shares at a later date would be overly burdensome. In addition to the Stock Splits, the proposed increase in authorized Common Stock will give the Company increased flexibility in structuring possible future financings, taking advantage of future business opportunities such as acquisitions, and meeting corporate needs as they arise, all without authorizing an increase in authorized capital.

     The increase in authorized Common Stock will have no effect on the number of shares of Common Stock outstanding. The increase in authorized Common Stock will not affect the percentage ownership interest in the Company or percentage voting power of any holder of Common Stock. We do not presently intend to issue the additional authorized shares of Common Stock for cash in an amount constituting fair value or otherwise in an exchange, merger, consolidation, acquisition or similar transaction.

     EFFECTS OF THE STOCK SPLITS AND THE INCREASE IN AUTHORIZED STOCK

     The Stock Splits will not, by themselves, impact the Company's assets or prospects. However, the Stock Splits could result in a decrease in the aggregate market value of the Company's equity capital. The Stock Splits may affect the liquidity of the Common Stock because of the reduced number of shares outstanding after the reverse stock split. Also, the Stock Splits could result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Odd-lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 Stock. The Board believes, however, that these risks are outweighed by the advantages of the Stock Splits listed above.

     There will be no change in the terms of the Common Stock as a result of the Stock Splits or the increase in the number of authorized shares of Common Stock. After the Stock Splits and the increase in the authorized shares of Common Stock, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the currently issued Common Stock now authorized. With the exception of the number of shares of Common Stock issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the reverse stock split will remain the same. Holders of Common Stock will have no preemptive rights. The increase in the authorized number of common Stock will not have an impact on the amount of franchise taxes paid by us pursuant to Delaware law.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and will be so registered after the Stock Splits, and as a result, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

     EFFECTIVENESS OF THE STOCK SPLITS AND THE INCREASE IN THE NUMBER OF AUTHORIZED STOCK

     The Stock Splits and the Share Increase will become effective upon the filing with the Secretary of State of the State of Delaware of Certificates of Amendment to our Restated Certificate of Incorporation. It is expected that these filing would take place as soon as practicable after they are authorized at the Annual Meeting. The exact timing of the filing of the Certificates of Amendment, however, would be determined by the Board of Directors based upon the evaluation as to when this action would be most advantageous to our stockholders.

     The Company reserves the right to elect not to proceed with the Stock Splits or the increase in the number of authorized shares of Common Stock if, at any time prior to the effective time of the Stock Splits, the Company, in its sole discretion, determines that the Stock Splits or the share increase are no longer in the best interests of the Company and its stockholders. If for any reason the Company deems it advisable to do so, the Stock Splits or the share increase may be abandoned at any time prior to becoming effective without further action by the Company's stockholders.

     OPTIONS, WARRANTS, AND PREFERRED STOCK

     When the Stock Splits are implemented, outstanding and unexercised options and warrants, if any, to purchase Common Stock will be adjusted by decreasing the number of shares underlying the option and increasing the exercise price proportionately, except that if the number of shares would otherwise include a fractional share, the number of shares will be rounded down to the nearest whole share.

     In addition, under the terms and conditions of the Company's Series II Preferred Stock, the number of shares of Common Stock issuable upon conversion the Series II Preferred Stock will be automatically proportionally adjusted upon completion of the Stock Splits to reflect the effects of the Stock Splits.

     FEDERAL INCOME TAX CONSEQUENCES

     We have summarized below the material federal income tax consequences to the Company and to holders of Common Stock resulting from the Stock Splits. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Treasury Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings. Some of those changes may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

     This summary does not address all aspects of the possible federal income tax consequences of the Stock Splits and is not intended as tax advice to any person or entity. In particular, this summary does not consider the individual investment circumstance of holders of Common Stock, nor does it consider the particular rules applicable to special categories of holders (such as tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers) or holders who hold, have held, or will hold Common Stock as part of a straddle, hedging or conversion transaction. In addition, this summary does not address any consequences of the Stock Splits under any state, local or foreign tax laws.

     This summary assumes that you are one of the following: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate, the income of which is subject to a United States federal income tax regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your Common Stock as capital assets for federal income tax purposes.

     You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstance

     Federal Income Tax Consequences to the Company.

     We believe that the Stock Splits will be treated as tax-free "recapitalization" for federal income tax purposes. This treatment will result in no material federal income tax consequences to the Company. However, you may not qualify for ax free "recapitalization" treatment for federal income tax purposes, depending on whether you are receiving cash, stock or both cash and stock pursuant to the Stock Splits.

     Federal Income Tax Consequences to Continuing Holders Not Receiving Cash.

     If you: (a) continue to hold Common Stock directly immediately after the Stock Splits; and (b) receive no cash as a result of the Stock Splits, you will not recognize any gain or loss in the Stock Splits, and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such Common Stock immediately prior to the Stock Splits.

     Federal Income Tax Consequences to Holders Receiving Cash.

     If you receive cash in exchange for Common Stock as a result of the Stock Splits, your tax consequence will depend on whether, in addition to receiving cash, you retain a portion of your Common Stock or a person or entity related to you (as determined by the Code) continues to hold Common Stock immediately after the Stock Splits.

     If you receive cash, do not continue to hold directly and Common Stock, and are not related to any person or entity who or which continues to hold common Stock, you will recognize capital gain or loss. The amount of this capital gain or loss will equal the difference between the cash you receive for your Common Stock and your aggregate adjusted tax basis in such Common Stock.

     If you receive cash and either: (a) retain a portion of your Common Stock; or (b) do not continue to hold directly any Common Stock but are related to a person or entity who or which continues to hold Common Stock (in which case you may treated as owning, constructively, the Common Stock owned by such related person or entity), your receipt of cash may be treated: (i) firstly, as ordinary taxable dividend income to the extent of your ratable share of the Company's undistributed earnings and profits; (ii) secondly, as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your Common Stock; and (iii) finally, the remainder as capital gain.

     If you fall into the category described in the immediately preceding paragraph, your tax treatment will depend upon whether your receipt of cash either: (a) is "not essentially equivalent to a dividend" or (b) constitutes a "substantially disproportionate redemption of stock," as described below. If your receipt of cash meets either of these two tests, your receipt of cash will result solely in capital gain or loss. If your receipt of cash cannot meet either of these two tests, your tax consequences will be those described in the immediately preceding paragraph.

     "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend test if the reduction in your proportionate interest in the Company resulting from the Stock Splits (taking into account for this purpose the Common Stock owned by persons or entitles related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

     "Substantially Disproportionate Redemption of Stock." Your receipt of cash in the Stock Splits will be a "substantially disproportionate redemption of stock" for you if the percentage of Common Stock owned by you (and by persons or entities related to you) immediately after the Stock Splits is: (a) less than 50% of all Common Stock; and (b) less than 80% of the percentage of Common Stock owned by you (and by persons or entities related to you) immediately before the Stock Splits.

     If you or a person or entity related to you will continue to hold Common Stock after the Stock Splits, you should consult with your own tax advisor to determine your particular tax consequences.

     Capital Gain and Loss.

     For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

     Special Rate for Certain Dividends.

     In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Stock Splits that is treated as a dividend as described above, if: (i) you are an individual or other non-corporate stockholder; (ii) you have held the Common Stock of the Company with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

     Backup Withholding.

     Holders of Common Stock will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of Common Stock to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Stock Splits. Failure to provide such information may result in backup withholding.

     As explained above, the amounts paid to you as a result of the Stock Splits may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances.

3.   THE MERGER

     PARTIES TO THE MERGER.

     The Company provides an array of financial services to the real estate industry, including third-party asset management, mortgage banking, and loan servicing, and conducts business in the United States through offices in Columbus, Ohio and Austin, Texas. The Company's principal executive offices are located at 1251 Dublin Road, Columbus, Ohio 43215, and its telephone number is 614-488-1169.

     Royal, operating through its subsidiaries and affiliates, provided loan servicing and third-party asset management services for real estate-related assets in Europe. The Company's Vice Chairman of the Board and Chief Executive Officer, Ronald E. Roark, is the sole stockholder of Royal. Royal's principal executive offices were located at 1251 Dublin Road, Columbus, Ohio 43215, and its telephone number was 614-485-1505.

     TERMS OF THE MERGER.

     As previously announced, pursuant to the terms of the Merger, as memorialized in the Merger Agreement, Royal agreed to merge into the Company, with the Company as the surviving corporation, in exchange for the issuance of 12,000,000 shares of Common Stock, post-2003 Splits, to Ronald E. Roark, who was the sole stockholder of Royal. The approximately 1,125,803 shares of Common Stock held by Royal became treasury stock of Crown. Simultaneously, Mr. Roark assumed all of Royal's liabilities and agreed to indemnify the Company from any losses arising from Royal's operations. Mr. Roark, who is also Crown's Chief Executive Officer and a member of the Board of Directors, recused himself from all deliberations and voting on the Merger as a director of the Company.

     PRIOR DISTRIBUTIONS.

     Prior to the execution of the Merger Agreement in 2003, Royal distributed to Mr. Roark, as its sole stockholder, all of Royal's assets other than: (a) the Common Stock held by Royal; and (b) all of the stock of Royal's subsidiary, CNL, which subsidiary conducts its European operations through its own operating subsidiaries, including Crown Mortgage Management, a corporation organized under the laws of the United Kingdom ("CMM"). Simultaneously with this distribution, Mr. Roark assumed all of Royal's liabilities and indemnified the Company from any losses arising from Royal's operations.

     Assets distributed to Mr. Roark as part of this transaction included: (a) an unsecured promissory note, representing indebtedness of the approximate amount of $500,000 in operating funds advanced by Royal to the Company from time to time; (b) a promissory note representing indebtedness from CMM to Royal in the amount of $1,271,964; and (c) one "B" preference share in Crown Properties Holding AB ("CPH"), entitling it to approximately 27% of the profit distribution from CPH. The indebtedness evidenced by the two promissory notes distributed to Mr. Roark were repaid by the Company to Mr. Roark in 2004, and the "B" preference share was redeemed by CPH on June 30, 2005.

     BACKGROUND OF THE MERGER.

     Prior to the execution of the Merger Agreement in 2003, the Company and Royal operated complementary financial services business, each offering, among other business lines, loan servicing and third-party asset management. The Company, operating in the United States, had experienced generally declining business volumes in the years prior to 2003. During the same time, Royal, operating in Europe, was experiencing generally growing business activity. The Merger transaction represented an opportunity for us to significantly expand our core businesses through the addition of substantial operations in Europe.

     Our Board, during a meeting held November 6, 2003, began consideration of the acquisition of Royal. Mr. Roark, as Royal's sole shareholder, proposed that the Company acquire the business operations Royal was conducing in Europe through CNL. He also proposed that the Company effect the 2003 Splits in conjunction with the proposed merger. Mr. Roark said he would recuse himself from the Board's deliberations and votes on the proposal. The Board agreed that Mr. Conrad, Ms. Jenkins and Mr. Smith, who were the other directors of the Company at that time, would act as a special committee of the Board and review such information and conduct such deliberations as that committee deemed necessary or appropriate to evaluate the proposal.

     On November 18, 2003, the Board received the report of the special committee. Mr. Roark did not attend or participate in this meeting. The special committee reported that, after review, it believed the terms of the proposed merger to be fair to the Company's stockholders, creditors, and employees. It was also noted that, pursuant to the Company's Bylaws, the material facts of Mr. Roark's interest in the proposed merger had been disclosed and were known to the Board. Thereafter, upon the recommendation of the special committee, the Board, with Mr. Roark neither present nor voting, unanimously approved the merger of Royal into the Company, the 2003 Splits and the execution of the Merger Agreement. Although the Merger Agreement was executed effective December 31, 2003, we are formally obtaining stockholder approval at the Annual Meeting in order to meet the technical requirements of Delaware General Corporation Law.

     EFFECTIVE TIME.

     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. The Certificate of Merger will not be filed until after the two Certificates of Amendment to our Restated Certificate of Incorporation have been filed to effect the Stock Splits.

     MERGER CONSIDERATION.

     As consideration for the Merger, Mr. Roark, as the sole stockholder of Royal will receive 12,000,000 shares of Common Stock, following completion of the Stock Splits.

     REGULATORY APPROVALS.

     We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the Merger, other than: (1) securing stockholder consent to the Merger pursuant to the Delaware General Corporation Law; and (2) filing the Certificate of Merger with the Delaware Secretary of State.

     FINANCIAL INFORMATION.

     The Merger was accounted for using the purchase method of accounting. But for the fact that the Company did not obtain the requisite stockholder approvals, the Merger was intended to have been effective as of December 31, 2003. Pro forma data giving effect to the Merger have been reflected in the Company's financial statements beginning in January 1, 2004. Accordingly, and because Royal was a totally-held subsidiary of one of our Principal Stockholders, the Company does not believe that historical and pro forma financial data of the Company and Royal is material to stockholders in evaluating the Merger and Merger Agreement.

                          ABSENCE OF DISSENTERS' RIGHTS

     No dissenters' or appraisal rights are available to the Company's stockholders under the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation, or its Bylaws in connection with the Stock Splits or the Merger.

                          INTERESTS OF CERTAIN PERSONS

     As a result of the proposals to be considered at the Annual Meeting described herein, Mr. Roark, who owns 66% of the pre-Stock Split Shares of common stock, will receive 12,000,000 shares of Stock (on a post-Stock Split basis) in connection with the Company's obligations to him from the acquisition of Royal, and will also be able to convert the Stock of Series II Preferred held by him into Common Stock, which will result in his receiving an additional 399,999 shares of Common Stock (calculated on a post-Stock Splits basis). Additionally, Mr. Roark will receive 170,000 shares, Mr. Smith will receive 196,250 shares, Mr. Conrad will receive 196,250 shares, Ms. Jenkins will receive 188,750 shares, and Mr. Koczela will receive 21,250 shares of post-Stock Split Common Stock as compensation for services rendered as directors during 2004 and 2005. In all cases, the prior issuances to these directors (including Mr. Roark) were invalid because the Company did not have any authorized and unissued Stock available to fulfill its obligations to these individuals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth security ownership information regarding the Common Stock as of September 1, 2005, as well as the holdings after the effect of the Stock Splits, the Merger, the conversion of Series II Preferred and the issuance of shares of Common Stock to directors by: (i) each person known by the Company to own beneficially more than 5% of the shares of the Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company listed above; and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the stockholders identified in the table has sole voting and investment power over the shares of Common Stock beneficially owned by each such stockholder. Also, unless otherwise indicated, the address of each beneficial owner is in care of the Company, 1251 Dublin Road, Columbus, Ohio 43215.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our Common Stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on the number of shares of Common Stock outstanding following the Stock Splits and other transactions referenced herein.

                                     NUMBER OF SHARES        NUMBER OF SHARES OF            APPROXIMATE
                                  OF COMMON STOCK BEFORE   COMMON STOCK AFTER THE   PERCENT OF CLASS AFTER THE
                                   THE STOCK SPLITS AND    STOCK SPLITS AND OTHER     STOCK SPLITS AND OTHER
              NAME                  OTHER TRANSACTIONS          TRANSACTIONS              TRANSACTIONS
              ----                ----------------------   ----------------------   --------------------------
Stefan Lennhammer (1)                            0                        0                     n/a
Ronald E. Roark                         16,056,497               10,931,157                    77.1%
Gordon V. Smith(2)                       4,076,060                  603,256                     3.0%
Peter Walker (3)                         3,500,000                  350,000                     2.5%
David K. Conrad                            467,000                  242,950                     1.5%
John S. Koczela                                  0                   21,250                        (5)
David Scrivener (3)                              0                        0                        (5)
Rick Lewis                                       0                   70,000                        (5)
Stephen W. Brown (4)                        85,000                   78,500                        (5)
All directors and executive
officers as a group (9 persons)         24,184,557               12,297,113                    84.85%

(1) The mailing address for Mr. Lennhammer is c/o REEDA Management AB, Skeppargartan 7, SE-114 52, Stockholm, Sweden.

(2) Represents (on a post-Stock Splits basis) 376,739 Shares held by Mr. Smith and 53,867 Shares held by The Gordon V. and Helen C. Smith Foundation. The mailing address for both Mr. Smith and the Smith Foundation is c/o Miller and Smith Holding, Inc., 1568 Springhill Road, McLean, Virginia 22102. Mr. Smith, as president of the Smith Foundation, may be deemed the beneficial owner of such shares. Mr. Smith disclaims such beneficial ownership.

(3) The mailing address for Messrs. Walker and Scrivener is c/o CNL, Crown House, Crown Street, Ipswich, IP1, 3HS UK.

(4) Represents (on a post-Stock Splits basis) ownership of 70,000 shares of Common Stock and warrants to acquire 8,500 shares at $.70 per share.

(5)  Less than 1%.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

Name and Principal                                     All Other
Position               Year   Salary($)   Bonus($)   Compensation
------------------     ----   ---------   --------   ------------
Ronald E. Roark(1)     2004    100,000          0            0
Vice Chairman          2003          0          0       10,000
And CEO                2002          0          0       10,000

Peter Walker           2004    149,281     40,219            0
Finance Managing       2003    125,867     49,039            0
Director, United       2002    114,002     75,125            0
Kingdom

Rick Lewis             2004     85,500     25,000            0
Vice President,        2003     85,500          0            0
Treasurer and CFO      2002     85,500          0            0

Stephen W. Brown       2004     80,000     25,000            0
Secretary and          2003     80,000          0            0
Corporate Counsel      2002     80,000          0            0

David Scrivener        2004     74,002     13,406            0
Assistance Secretary   2003     83,366     20,433            0
and Controller         2002     68,364     30,050            0

(1) Mr. Roark served as our Chairman from August 4, 1994 through December 31, 2004 and as our Vice Chairman since January 1, 2005. He as served as our Chief Executive Officer from September 13, 1994 through March 28, 2000 and again since September 1, 2000. The Company pays family medical coverage premiums and disability insurance premiums on his behalf. In conjunction with the Royal Merger transaction, Mr. Roark entered into a one-year employment agreement with us providing for an annual salary in 2004 of $100,000 plus incentive compensation based on our earnings, with total compensation not to exceed $1 million. Although entitled to a bonus under his existing arrangement with the Company, Mr. Roark elected not to receive incentive compensation in 2004. During 2005, Mr. Roark will also receive base compensation of $100,000 with the opportunity for incentive compensation based on our earnings, with total compensation not to exceed $1 million.

     COMPENSATION OF DIRECTORS

     Each non-management director is paid an annual retainer of $12,000, payable quarterly, $500 for each meeting of the Board and $500 for each committee meeting attended, except the Audit Committee, where the fee is $1,000 per meeting, plus expenses. We make retainer and attendance payments to directors quarterly. In 2004, compensation was to be paid in Common Stock. Beginning January 1, 2005, compensation is to be paid half in cash and half in Common Stock, with the stock issued at the higher of book value or market price (in each case determined as if the Stock Splits had occurred). Such stock will be issued to the directors once enough authorized shares become available following adoption of the proposals to be presented at the Annual Meeting to accommodate such issuances.

     In conjunction with his election as Chairman of the Board effective January 1, 2005, the Company and Mr. Lennhammer have entered into a retainer agreement calling for him to receive quarterly compensation of 2,500 Euros (approximately $3,200) during 2005 for his service as Chairman.

                         INDEPENDENT PUBLIC ACCOUNTANTS

We have retained Schoonover, Boyer + Associates to remain as our independent auditor for the fiscal year ending December 31, 2005.

The following table discloses the fees paid to Schoonover, Boyer & Associates for our most recent two fiscal years:

                       2003      2004
                     -------   -------
Audit Fees           $46,222   $32,504
Audit-Related Fees   $20,234   $16,813
Tax Fees             $ 4,866   $ 9,369
All Other Fees       $22,723   $ 9,310
TOTAL:               $94,045   $67,996

Audit Fees. Services performed in 2003 and 2004 by Schoonover, Boyer + Associates and giving rise to "Audit Fees included the audit of our annual financial statements and the quarterly reviews of the financial statements included in the Company's Forms 10-QSB.

Audit-Related Fees. Aggregate fees for assurance and related services by Schoonover, Boyer + Associates that were reasonably related to the performance of the audit or review of our financial statements and which were reported under "Audit Fees."

Tax Services. Services performed in 2003 and 2004 by Schoonover, Boyer + Associates and giving rise to Tax Fees included services relating to tax compliance, tax advice, and tax planning.

All Other Fees. Services performed in 2003 and 2004 by Schoonover, Boyer + Associates included fees and expenses associated with the services related to the Merger.

     All services listed above were pre-approved by the Audit Committee, which concluded that the provision of such services by Schoonover, Boyer & Associates was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                             ADDITIONAL INFORMATION

     We will provide without charge a copy of our most recent report on Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to the Company's counsel at 1251 Dublin Road, Columbus, Ohio 43215,
Attention: Stephen W. Brown. The Form 10-KSB may also be viewed on the SEC's Web site at HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR, AND SIMPLY TYPING IN "Crown NorthCorp" in the Edgar Archives.

                                    SIGNATURE

     Pursuant to the requirements of the Exchange Act, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors


/s/ Ronald E. Roark
--------------------------------------
Ronald E. Roark
Vice Chairman, Chief Executive Officer
Dated: September 6, 2005

                                                     PRIVILEGED AND CONFIDENTIAL
                                                    FOR DISCUSSION PURPOSES ONLY

                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------
A.        Merger Agreement
B.        First Amendment to Restated Certificate of Incorporation
C.        Second Amendment to Restated Certificate of Incorporation

                                   EXHIBIT "A"

                          AGREEMENT AND PLAN OF MERGER

         Now on this 31st day of December, 2003, Crown NorthCorp, Inc. and Royal Investments Corp., both Delaware Corporations, pursuant to Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement and Plan of Merger:

         WITNESSETH that:

         WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

         WHEREAS, said Crown NorthCorp, Inc. filed its Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on May 26, 1995; and

         WHEREAS, said Royal Investments Corp. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on November 21, 1995;

         NOW THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

         FIRST: Royal Investments Corp. hereby merges into and said Royal Investments Corp. shall be and hereby is merged into Crown NorthCorp, Inc., which shall be the surviving corporation.

         SECOND: The Restated Certificate of Incorporation of Crown NorthCorp, Inc., as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: The common stock of Crown NorthCorp, Inc. will first undergo a 1:100 reverse split and a 10:1 forward split. Second, all holders of Crown NorthCorp, Inc.'s preferred stock will convert that stock to common stock. Finally, the stock of Royal Investments Corp., consisting of common stock only, shall be converted 12,000,000 shares of common stock of Crown NorthCorp, Inc., the surviving corporation.

         FOURTH: the merger shall become effective upon filing with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused these presents to be executed by an authorized officer of each party hereto.

                                              CROWN NORTHCORP, INC.

                                              By:   /s/ Stephen W. Brown
                                              ---------------------------------
                                              Name: Stephen W. Brown
                                              Title: Secretary

                                              ROYAL INVESTMENTS CORP.

                                              By:   /s/ Ronald E. Roark
                                              ---------------------------------
                                              Name: Ronald E. Roark
                                              Title: President

                                   EXHIBIT "B"

                            CERTIFICATE OF AMENDMENT
                     OF AMENDED CERTIFICATE OF INCORPORATION

     Crown NorthCorp, Inc., a corporation organized and existing under the General Corporate Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation has proposed and declared advisable and adopted the following amendment to the Restated Certificate of Incorporation of said Corporation;

     RESOLVED, that paragraph FOURTH of the Corporation's Amended Certificate of Incorporation be amended to add the following sub-paragraph (f):

          (f) Reverse Stock Split

               As of October ___, 2005 (the "Effective Date"), the number of outstanding shares of Common Stock of the Corporation shall be reduced so that each one hundred (100) shares of Common Stock issued and outstanding be automatically combined and changed into one share of Common Stock (the "Reverse Stock Split"). No fractions of shares will be issued, and, as of the Effective Date, stockholders otherwise entitled to receive fractions of shares shall have no further interest as a stockholder in respect of such fractions of shares. The Corporation will pay in cash the fair value, as determined by the Board of Directors, of fractions of shares which otherwise would result from the Reverse Stock Split.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the Stockholders of the Corporation was held on October 7, 2005, at which meeting, a majority of the stockholders of the Corporation voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That pursuant to the resolution of the stockholders set forth above and Section 103(d) of the Delaware General Corporation Law, the aforesaid amendment will become effective as of the date of filing with the Secretary of State of Delaware.

          The remainder of this page has been left blank intentionally

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Ronald E. Roark, its Vice Chairman of the Board and Chief Executive Officer, and attested by Stephen W. Brown, its Secretary, this ____ day of October, 2005.

                                       CROWN NORTHCORP, INC.


                                       By:
                                           -------------------------------------
                                           Ronald E. Roark, Vice Chairman of the
                                           Board and Chief Executive Officer


ATTEST:


By:
    --------------------------------
    Stephen W. Brown, Secretary

                                   EXHIBIT "C"

                            CERTIFICATE OF AMENDMENT
                     OF AMENDED CERTIFICATE OF INCORPORATION

     Crown NorthCorp, Inc., a corporation organized and existing under the General Corporate Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation has proposed and declared advisable and adopted the following amendment to the Restated Certificate of Incorporation of said Corporation;

     RESOLVED, that paragraph FOURTH of the Corporation's Amended Certificate of Incorporation be amended to add the following sub-paragraph (g):

          (g) Forward Stock Split

               As of October ___, 2005 (the "Effective Date") immediately following the Reverse Stock Split referenced in sub-paragraph (f) of this paragraph FOURTH, the number of outstanding shares of Common Stock of the Corporation shall be increased so that each one (1) share of Common Stock issued and outstanding be automatically increased and changed into ten (10) shares of Common Stock (the "Forward Stock Split").

     RESOLVED FURTHER, effective as of the Effective Date, that paragraph FOURTH
(a) be deleted in its entirety and replaced with the following:

          "(a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred thirty-one million (131,000,000), consisting of one hundred thirty million (130,000,000) shares of Common Stock, par value of $.01 per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, par value of $.01 per share ("Preferred Stock")."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the Stockholders of the Corporation was held on October 7, 2005, at which meeting, a majority of the stockholders of the Corporation voted in favor of the aforesaid amendments.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That pursuant to the resolution of the stockholders set forth above and Section 103(d) of the Delaware General Corporation Law, the aforesaid amendment will become effective as of the date of filing with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Ronald E. Roark, its Vice Chairman of the Board and Chief Executive Officer, and attested by Stephen W. Brown, its Secretary, this ____ day of October, 2005.

                                       CROWN NORTHCORP, INC.


                                       By:
                                           -------------------------------------
                                           Ronald E. Roark, Vice Chairman of the
                                           Board and Chief Executive Officer


ATTEST:


By:
    --------------------------------
    Stephen W. Brown, Secretary